SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the registrant /  /

Check the appropriate box:

/ / Preliminary Proxy Statement                    / / Confidential, for Use of the Commission
                                                   Only (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                ------------------------------------------------
                         ADVANCED POLYMER SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     $125  per  Exchange  Act  Rules  0-11(c)(1)(ii),   or  14a-6(i)(1),   or
        14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1)  Title of each class of securities to which transaction applies:
        (2)  Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)  Amount Previously Paid:
        (2)  Form, Schedule or Registration Statement No.:
        (3)  Filing Party:
        (4)  Date Filed:

                        ADVANCED POLYMER SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 18, 1997


To the Stockholders of Advanced Polymer Systems, Inc.:


     The Annual Meeting of Stockholders of Advanced Polymer Systems, Inc. (the "Company") will be held at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California, on June 18, 1997, at 10:00 a.m. local time, for the following purposes:

          1. To elect eight directors to hold office until the next annual meeting of stockholders and until their successors are elected.

          2. To approve an amendment to the Company's 1992 Stock Plan to limit the number of shares with respect to which options may be granted to no more than 250,000 shares to any one participant in any one-year period.

          3. To approve the Company's 1997 Employee Stock Purchase Plan covering 400,000 shares issuable under the plan.

          4. To transact such other business as properly may come before the meeting, or any adjournments or postponements of the meeting.

     Only stockholders of record at the close of business on April 23, 1997, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.


                              BY ORDER OF THE BOARD OF DIRECTORS,


                              Julian N. Stern, Secretary

Redwood City, California
May 19, 1997

                               -- IMPORTANT --

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND
     RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTPAID
                    ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

                        ADVANCED POLYMER SYSTEMS, INC.
                              3696 HAVEN AVENUE
                        REDWOOD CITY, CALIFORNIA 94063
                                (415) 366-2626

                               PROXY STATEMENT


     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Advanced Polymer Systems, Inc. ("APS" or the "Company"), a Delaware corporation. The proxy is solicited for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. local time on June 18, 1997, at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California. The approximate date on which this proxy statement and the accompanying notice and proxy are being mailed to stockholders is May 19, 1997.


VOTING

     Only stockholders of record at the close of business on April 23, 1997, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 18,418,492 shares of its Common Stock, $.01 par value (the "Common Stock"). Holders of a majority of the outstanding shares of Common Stock of the Company, either present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share of Common Stock held. In the election of directors, the eight (8) candidates receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting will be elected directors. An affirmative vote of a majority of the shares present and voting at the meeting is generally required for approval of any other items submitted to the stockholders for their consideration. Abstentions and broker non-votes are each included in the determination of whether a quorum is present at the meeting. Each is tabulated separately; abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the same effect as negative votes, while broker non-votes are not counted for purposes of determining whether a proposal has been approved or not.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

SOLICITATION OF PROXIES

     Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, telegraph or telefax. No additional compensation will be paid for any such services. Costs of solicitation will be borne by the Company. APS will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

                     PROPOSAL ONE--ELECTION OF DIRECTORS

     Eight directors are to be elected to the Board at the Annual Meeting, each to serve for a one year term until the Annual Meeting to be held in 1998, and until his or her successor has been elected and qualified. All the nominees presently are directors of APS. It is intended that proxies received will be voted "FOR" the election of the nominees, unless marked to the contrary. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. If any nominee should become unavailable prior to the election, the accompanying proxy will be voted for the election of any nominee who is designated by the present Board of Directors to fill the vacancy.

INFORMATION CONCERNING THE BOARD OF DIRECTORS:

     The nominees for Directors of APS and their ages and position with the Company are as follows:


                                                                 DIRECTOR
          NAME             AGE   POSITION WITH COMPANY            SINCE
----------------------    -----  ---------------------------    ----------
John J. Meakem, Jr.        60    Chairman, President and CEO       1991
Carl Ehmann, M.D.(3)       54    Director                          1994
Jorge Heller, Ph.D.(3)     69    Director                          1991
Peter Riepenhausen(2)      60    Director                          1991
Toby Rosenblatt(1)(2)      58    Director                          1983
Gregory H. Turnbull(1)     58    Director                          1986
C. Anthony Wainwright      63    Director                          1996
Dennis Winger(1)           49    Director                          1993

-----------------
(1) Member of the Finance and Audit Committee of the Board.
(2) Member of the Compensation and Stock Option Committee of the Board.
(3) Member of the Science Oversight Committee of the Board.

     John J. Meakem, Jr.--chief executive officer and president of APS since June, 1991, director since July, 1991; chairman of APS board of directors since March, 1993; chairman of Premier, Inc., a privately held company, from 1986 until its acquisition by APS in 1993. From 1970 to 1986, Mr. Meakem was corporate executive vice president and president of Combe, North America and Combe, Inc. Prior to that Mr. Meakem was vice president of Richardson-Vicks, Inc.

     Carl Ehmann, M.D., F.A.C.P.--director of APS since June, 1994. Dr. Ehmann currently serves as a director of Reckitt & Colman plc. Formerly, he was executive vice president-research and development of R.J. Reynolds Tobacco Company where he also served as a member of the executive and operating committee from 1992 until 1996. From 1987 until 1992, he was Executive Vice President of Research and Development at Johnson & Johnson Consumer Products, Inc.

     Jorge Heller, Ph.D.--director of APS since April, 1991 and executive director of the APS Research Institute since January, 1994. Dr. Heller was director of the controlled release and biomedical polymers program at SRI International until January, 1994, where he was a staff member since 1974. He is also adjunct professor of pharmacy at the University of California, San Francisco, and at the University of Utah. He is editor of the Journal of Controlled Release and past president of the Controlled Release Society.

     Peter Riepenhausen--director of APS since April, 1991. Mr. Riepenhausen is currently president and chief executive officer of ReSound Corporation. He serves as a director of Caradon (Europe) plc. and Weru A.G. He served as vice chairman of the board of directors of The Cooper Companies, Inc. from January, 1987 until September, 1989, and from January, 1984 until December, 1986 he was executive vice president of The Cooper Companies, Inc. Mr. Riepenhausen has also held executive positions with Blendax-Werke R. Schneider GmbH & Co. of West Germany and Pepsico, Inc.

     Toby Rosenblatt--director of APS since September, 1983. Mr. Rosenblatt is president of The Glen Ellen Company and Vice President of Founders Investments, Ltd. Both companies are involved in private investment activities. Mr. Rosenblatt serves as a director of Biosource Technologies Inc. and State Street Research Mutual Funds. He is also a trustee of numerous civic and educational institutions.

     Gregory H. Turnbull--director of APS since February, 1986. Mr. Turnbull is currently a self- employed consultant and a director of Planar Systems. He was managing director of Kemper Securities from mid-1992 to April, 1993. Prior to that, he was a partner of Cable & Howse Ventures, a venture capital organization which he first joined in 1983, and of which he is currently a special limited partner.


     Charles Anthony Wainwright--director of APS since November, 1996. Mr. Wainwright is currently vice chairman of McKinney & Silver, a national advertising agency and a director of the following companies: Gibson Greetings, American Woodmark Corp., Del Webb Corp., Caribiner Corp., and All Comm Media. He was the chairman of Harris Drury Cohen from 1995 until early 1997 and from 1990 to 1995, he was the chairman of Compton Partners, Saatchi & Saatchi. He was also the President and Chief Operating Officer of the Bloom Companies from 1980 until 1989.

     Dennis Winger--director of APS since February, 1993. Mr. Winger is currently senior vice president, finance and administration and chief financial officer of Chiron Corporation. He is also a member of Chiron's Strategy Committee. Prior to joining Chiron, Mr. Winger held a series of financial positions at The Cooper Companies, Inc., including chief financial officer.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met 8 times during 1996. Each of the directors participated in at least 75% of the total number of meetings of the Board and of the committees of the Board on which each served.

     The Board  has a Finance  and Audit  Committee,  a  Compensation  and Stock
Option Committee and a Science Oversight Committee. The Finance and Audit committee, which met 5 times during the last fiscal year, consisted of Messrs. Rosenblatt, Turnbull and Winger. The Finance and Audit Committee recommends engagement of the Company's independent auditors and reviews the scope and results of the annual independent audit of the Company's books and records. The Committee is also responsible for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls, and reviewing its plans for providing appropriate financial resources to sustain the Company's operations. The Compensation and Stock Option Committee, which met 3 times during the year, consisted of Messrs. Rosenblatt and Riepenhausen. The function of the Compensation and Stock Option Committee is to propose and review the compensation policies of the Company and to administer the Company' s stock option plan. The Science Oversight Committee, which met 5 times during the year, consisted of Dr. Ehmann and Dr. Heller. The function of the Science Oversight Committee is to review the Company's research and development activities.

COMPENSATION OF DIRECTORS

     Under the Company's 1992 Stock Option Plan, each nonemployee director of the Company is automatically granted an option to acquire 10,000 shares of Common Stock annually and receives a one-time automatic grant to acquire 25,000 shares when first elected as a director. The Company paid no other Directors' fees for the fiscal year ended December 31, 1996. Certain directors of the Company have received consulting fees. See "Certain Transactions."

                 COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

     The following table sets forth beneficial Common Stock ownership as of April 23, 1997, (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director, including nominees, and each executive officer named in the Summary Compensation Table included in the Proxy Statement and (iii) by all executive officers and directors as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable and except as otherwise set forth in the footnotes to the table.


                                                  NUMBER OF   PERCENT OF
                      NAME                        SHARES(1)    CLASS(1)
----------------------------------------------- ----------- ------------
Robert Albus(2) ..............................    388,939         2.1
Carl Ehmann, M.D., F.A.C.P.(3) ...............     50,750         *
Jorge Heller, Ph.D.(4) .......................     80,000         *
John J. Meakem, Jr.(5) .......................    729,043         3.9
Sergio Nacht(6) ..............................    143,705         *
Michael O'Connell(7) .........................    226,837         1.2
Peter Riepenhausen(8) ........................     78,000         *
Les Riley(9) .................................     39,662         *
Toby Rosenblatt(10) ..........................    245,526         1.3
Gregory H. Turnbull(11) ......................     55,000         *
C. Anthony Wainwright(12) ....................      1,000         *
Dennis Winger(13) ............................     55,000         *
Johnson & Johnson Development Corporation  ...  2,155,107        11.7
 One Johnson & Johnson Plaza
 New Brunswick, NJ 08933
Smith Barney Holdings, Inc. ..................  2,871,844        15.6
 388 Greenwich Street
 New York, NY 10013
Officers and Directors as a group (12 persons)  2,093,462        10.5
 (2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)

---------------
   *  Less than one percent.

 (1) Assumes the exercise of all outstanding options and warrants to purchase Common Stock held by such person or group to the extent exercisable on or before June 23, 1997, and that no other person has exercised any outstanding stock options.
 (2)  Includes 187,500 shares underlying presently exercisable stock options.
 (3)  Includes 48,750 shares underlying presently exercisable stock options.
 (4)  Consists of 80,000 shares underlying presently exercisable stock options.
 (5)  Includes 507,081 shares underlying presently exercisable stock options.
 (6)  Includes 122,500 shares underlying presently exercisable stock options.
 (7)  Includes 226,249 shares underlying presently exercisable stock options.
 (8) Includes 3,000 shares held as joint tenant with Mr. Riepenhausen's spouse and 75,000 shares underlying presently exercisable stock options.
 (9)  Includes 39,584 shares underlying presently exercisable stock options.
(10)  Includes 55,000 shares underlying presently exercisable stock options.
(11)  Consists of 55,000 shares underlying presently exercisable stock options.
(12) Mr. Wainwright currently has no exercisable options, but holds 25,000 stock options which will vest over four years from the date on which he became a director of the Company.
(13)  Consists of 55,000 shares underlying presently exercisable stock options.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, as well as any holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission certain reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on review of such reports and certain representations furnished to it, the Company believes that during the fiscal year ended December 31, 1996, except for John J. Meakem, Jr. who was delayed in filing a Form 5 reporting a certain stock option grant and Les Riley who was delayed in filing his initial report on Form 3, all Section 16(a) filing requirements applicable to its officers and directors were complied with.


                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows the total compensation for fiscal years 1996, 1995 and 1994 of the chief executive officer and each of the other four most highly compensated executive officers whose salary exceeded
$100,000 in 1996.

SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                   ANNUAL       --------------
                                                COMPENSATION        AWARDS
                                              --------------    --------------
                                              SALARY    BONUS      OPTIONS       ALL OTHER
          NAME AND POSITION            YEAR     ($)      ($)         (#)       COMPENSATION(1)
          -----------------            ----   ------    -----        ---       --------------
John J. Meakem, Jr.                   1996   324,693        0         0            4,500
 Chairman, President and              1995   310,962        0   150,000            4,500
 Chief Executive Officer              1994   290,122        0    50,000            1,000

Robert Albus                          1996   200,000        0         0            3,000
 Senior Vice President,               1995   200,000        0    25,000            3,082
 President of Premier                 1994   194,790        0         0            1,000

Sergio Nacht, Ph.D.                   1996   172,000        0    10,000            4,480
 Senior Vice President                1995   170,115        0    20,000            4,433
                                      1994   167,727        0    20,000            1,000

Michael O'Connell                     1996   195,962   10,000    40,000            4,500
 Executive Vice President, Chief      1995   182,308        0    30,000            4,500
 Financial and Administrative Officer 1994   172,779        0   100,000            1,000

Les Riley(2)                          1996   190,769   10,000   125,000            3,249
 Senior Vice President                1995         0        0         0                0
                                      1994         0        0         0                0

------------
(1) The stated amounts are Company matching contributions to the Advanced Polymer Systems Salary Reduction Profit Sharing Plan. In 1996, the Company made matching contributions equal to 50% of each participant's contribution during the plan year up to a maximum amount equal to the lesser of 3% of each participant's annual compensation or $4,500.

(2) Mr. Riley joined the Company in January, 1996 and he was compensated at an annual rate of $200,000.

   The following table sets forth certain information with respect to options granted during 1996 to the executive officers named in the Summary Compensation
Table.

STOCK OPTION GRANTS IN 1996

                                                                                    POTENTIAL
                                                                                    REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                       STOCK
                                                                                 PRICE APPRECIATION
                                                                                       FOR
                                           INDIVIDUAL GRANTS                      OPTION TERM(1)
                          ---------------------------------------------------    -------------------
                            NUMBER OF
                            SECURITIES    % OF TOTAL
                            UNDERLYING     OPTIONS
                             OPTIONS      GRANTED TO    EXERCISE
                             GRANTED     EMPLOYEES IN    PRICE     EXPIRATION
           NAME               (#)(2)     FISCAL YEAR     ($/SH)       DATE        5% ($)    10% ($)
------------------------ ------------   -------------  ----------  ----------    --------  --------
John J. Meakem, Jr. .....          0         0.0           N/A          N/A           0         0
Robert Albus ............          0         0.0           N/A          N/A           0         0
Sergio Nacht, Ph.D. .....     10,000         2.3        $8.125     09/24/06      51,098   129,492
Michael P.J. O'connell ..     40,000         9.2        $6.250     07/24/06     157,224   398,436
Les Riley ...............    100,000        23.1        $6.250     01/10/06     393,059   996,089
Les Riley ...............     25,000         5.8        $8.125     09/24/06     127,744   323,729

------------
(1) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission ("SEC") and do not reflect the Company's estimate of future stock price growth.

(2) The options granted under the Company's 1992 Stock Plan typically vest over 4 years at 25% annually. Payments on exercise, including any taxes the Company is required to withhold, may be made in cash, by a full recourse promissory note or by tender of shares. Options are granted at fair market value on the date of grant.

     The following table sets forth certain information with respect to options exercised during 1996 and the value of options held at fiscal year end by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

                                                                                     VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                     OPTIONS AT 1996 YEAR-END        AT FISCAL YEAR-END(2)
                       SHARES ACQUIRED            ----------------------------- -----------------------------
                         UPON OPTION      VALUE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          NAME             EXERCISE    REALIZED(1)       (#)            (#)            ($)            ($)
---------------------- --------------- ---------- ------------- --------------- ------------- ---------------
John J. Meakem, Jr. ....   30,000        107,734      457,081       170,833         886,085       399,478
Robert Albus ...........        0              0      184,375        15,625         306,328        37,109
Sergio Nacht, Ph.D. ....   85,000        260,250      115,230        29,770         186,688        47,375
Michael P.J. O'Connell..        0              0      192,917       107,083         221,249       244,061
Les Riley ..............        0              0        1,563       123,437               0       137,500

---------------
(1)  Market value of underlying securities at exercise less the exercise  price.
(2) Market value of underlying securities at fiscal year end minus the exercise price of "in-the-money" options.

     APS did not make any awards during 1996 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year, excluding options.

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for establishing compensation policies applicable to the Company's executive officers and, pursuant to such policies, determining the compensation payable to the Company's chief executive officer and other executive officers of the Company. The committee consists of Peter Riepenhausen and Toby Rosenblatt, each of whom is a non-employee director of the Company. The following report relates to compensation payable to the Company's executive officers for the year ended December 31, 1996.

COMPONENTS OF COMPENSATION

     There are three (3) components of compensation payable to the Company's executive officers; base salary, equity-based incentive compensation in the form of stock options and annual incentive compensation in the form of cash bonuses, although no incentive bonuses were paid in 1996.

COMPENSATION POLICIES

     The Company's compensation policies for all employees, including executive officers, are designed to provide targeted compensation levels that are competitive with those of regional high technology companies of similar size, with whom the company must compete in the recruitment of senior personnel. The Committee also wished to tie incentive cash bonuses to the achievement of a pre-established plan and to use stock options to promote equity-ownership in the Company at levels deemed appropriate by the Committee for executive officers.
The goals of the Committee are to align compensation with the Company's objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term success of the Company. The Company does not believe that compensation payable by it will be subject to the limitations on deductibility provided under Section 162(m) of the Internal Revenue Code.

     The Committee retained the services of a compensation consulting firm to provide data regarding competitive levels of salary compensation and to provide general guidance to the Committee in evaluating executive compensation.

BASE SALARIES

     The salary component of executive compensation is based on the executive's level of responsibility for meeting the Company's objectives and performance, and comparison to similar positions in the Company and comparable companies. Base salaries for executive officers are reviewed and adjusted annually based on information regarding competitive salaries, including salary survey data provided by third parties regarding regional high technology companies. Individual increases are established by the Committee (taking into account recommendations of the chief executive officer concerning the overall effectiveness of each executive.)

CASH BONUSES

     Incentive cash bonuses are determined based on the Company's achievement of certain pre-established performance objectives. No incentive bonuses were paid in 1996.

STOCK OPTIONS

     The Company's compensation policies recognize the importance of stock ownership by senior executives and stock options are an integral part of each executive's compensation. The Committee believes that the opportunity for stock appreciation through stock options which vest over time promotes the relationship between long-term interests of executive officers and stockholders. The size of specific grants takes into account the executive officer's salary, number of options previously granted, as well as shares of Common Stock held, and the contributions to the Company's success.

COMPENSATION PAYABLE TO CHIEF EXECUTIVE OFFICER

     The 1996 salary for Mr. Meakem, the Company's chairman, president and chief executive officer, was determined principally from the terms of his employment agreement with the Company dated May 1, 1993. The Compensation Committee and Board of Directors increased the base salary of $315,000 to $330,000 effective May 1, 1996. This increase in base salary corresponds to the average percentage increase in salaries payable to all employees. As of April 23, 1996, Mr. Meakem holds presently exercisable options to purchase 498,748 shares and, including options, beneficially owns as of that date 720,710 shares of the Company's Common Stock.

                              Compensation and Stock Option Committee


                              Peter Riepenhausen
                              Toby Rosenblatt

                                PERFORMANCE GRAPH

     The rules of the SEC require APS to include in this Proxy Statement a line graph presentation comparing cumulative five year stockholder returns, on a dividend reinvested basis, with broad based equity index and a published industry index. The Company has selected the S&P 500 Stock Index and H&Q Technology Stock Index for purposes of the comparison which appears below. The graph assumes that $100 was invested in APS stock and each index on December 31, 1991, with all dividends reinvested. Past stock performance is not necessarily indicative of future results.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                               12/91   12/92   12/93   12/94   12/95   12/96   2/97
                             ------- ------- ------- ------- ------- ------- ------
ADVANCED POLYMER SYS INC. ...  100      80      50      42      52      73      77
S&P 500 .....................  100     108     118     120     165     203     217
H&Q TECHNOLOGY ..............  100     115     126     146     219     262     268

                              CERTAIN TRANSACTIONS

     The Company entered into a three-year employment agreement with Mr. Meakem in May 1993. In 1995, the employment agreement was amended to extend the term for an additional three years and provide for automatic yearly extensions thereafter unless written notice of its intention not to automatically extend the agreement is given by either party. The employment agreement provides that Mr. Meakem may elect to terminate his employment within stated periods of a change in control of the Company (defined to include an acquisition of more than fifty percent of the outstanding shares of the Company) and receive an amount equal to his prior twelve months' salary and bonus, payable over the subsequent twelve month period. Mr. Meakem is entitled to receive an amount equal to twice his prior twelve months' salary and bonus if the Company should terminate his employment within stated periods of a change in control or if he elects to terminate his employment following a change in control if his position with the Company is reduced in terms of responsibility or indicia of status.

     During 1996, the Company paid to Dr. Jorge Heller and Mr. Peter Riepenhausen, both of whom are directors of the Company for consulting services in their fields of expertise, the respective amounts of $127,330 and $0. Payments for similar services in 1995 were $48,000 and $0, respectively, and in 1994 were $48,000 and $47,000, respectively.

     The Company has entered into agreements with Biosource Technologies, Inc. ("Biosource") of which Toby Rosenblatt is a director and a stockholder. All agreements between APS and Biosource have been, and will continue to be, considered and approved by a vote of the disinterested directors. The agreements provide APS with worldwide rights to use and sell Biosource's biologically synthesized melanin in Microsponge systems for all sun protection, cosmetic, ethical dermatology and over-the-counter skin care purposes. In return, APS is required to make annual minimum purchases of melanin, and to pay royalties on sales of melanin-Microsponge products including certain prepayments. For estimated losses on purchase commitments and related inventory, the Company accrued $1,400,000, $600,000 and $685,000 in 1996, 1995 and 1994 respectively.
During 1994, the Company paid Biosource $263,403 for the supply of melanin. All minimum financial commitments under the current agreements have been expensed by APS.

     In 1996, APS paid Biosource the 1995 minimum purchase commitment by issuing 94,000 shares of APS common stock.

                     PROPOSAL TWO--APPROVAL OF THE AMENDMENT
                        TO THE COMPANY'S 1992 STOCK PLAN

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in August 1993, limits the deductibility by public companies of compensation in excess of $1 million per year (subject to some exemptions) paid to certain executive officers (generally, the Chief Executive Officer and the other four most highly compensated executive officers). As the limit applies in the year in which the compensation is paid, it could apply to income derived from the exercise of certain stock options, measured by the spread between the exercise price and the fair market value at the time the option is exercised. Options granted prior to February 17, 1993 are not subject to the deduction limitation under this law.

     "Performance  based"  compensation  is excluded from  compensation  counted toward the $1 million deduction limit if certain conditions are met. Compensation resulting from the exercise of stock options will be treated as "performance based" and excluded from the limit on deductibility if among other things, the plan under which the options are granted specifies limits on the number of shares issuable to any participant in any one year under the plan and these limits are approved by the issuer's stockholders.

     In order to exclude from the $1 million deduction limit compensation resulting from the exercise of options granted under the Company's 1992 Stock Plan (the "1992 Stock Plan"), the Board of Directors adopted subject to stockholder approval an amendment to limit the number of shares with respect to which options may be granted under the 1992 Stock Plan to no more than 250,000 shares to any one participant in any one-year period.

DESCRIPTION OF THE 1992 PLAN

     The following is a general summary of the principal provisions of the 1992 Stock Plan. The 1992 Plan authorizes the granting of Incentive Stock Options ("ISOs") to employees (including employees who are officers and directors) and Nonstatutory Options ("NSOs") to officers, directors, employees and consultants to purchase authorized, but unissued shares of the Company's Common Stock. The number of shares reserved for issuance on the exercise of options granted under the 1992 Plan is 3,250,000. The 1992 Plan is administered by a committee of the Board (the "Administrator") who determines the terms of options granted under the 1992 Plan, including the exercise price, number of shares subject to the option, whether the option is an ISO or an NSO, and the schedule pursuant to which the option shall become exercisable. No option may be granted under the 1992 Plan after March, 2002, but outstanding options may extend beyond that date.

     The 1992 Plan provides for automatic option grants to nonemployee directors of the Company. The Company does not pay any directors fees for services as a director, and uses NSOs as an alternative way to compensate nonemployee directors and to provide incentives to them through an equity interest in the Company. Under the 1992 Plan, a 10 year NSO to purchase 25,000 shares of the Company's Common Stock will be granted to each person who is neither an officer nor an employee of the Company when such person is first elected or appointed director. Each such option vests at the rate of 25% per year, so long as the individual is serving as a director, with full vesting over four years. The 1992 Plan also provides for the grant of a ten year NSO to purchase 10,000 shares of Common Stock on the date of each annual meeting of stockholders of the Company held more than 12 months after a nonemployee director is first elected or appointed to the Board of Directors. These options fully vest one year after the date of grant.

     The exercise price of each option granted under the 1992 Plan must be at least equal to 100% of the fair market value of the underlying shares of Common Stock on the date of grant. The 1992 Plan provides that the maximum term of an option is ten years. With respect to any participant then owning stock possessing more than ten percent (10%) of the voting power of the Company's outstanding capital stock, the exercise price of any ISO must be at least 110% of fair market value of the underlying shares of Common Stock on the date of grant, and the term may be no longer than five years. The 1992 Plan permits the exercise of options for cash, a check, or with the approval of the Administrator, tender to the Company of shares of the Company's Common Stock owned by the optionee and having a fair market value not less than the option exercise price or delivery of full recourse promissory notes.

     The 1992 Plan limits to $100,000 the value of option stock (measured at the time of the option grant) with respect to which ISOs granted to any one employee after 1986 under any Company plan may vest in any calendar year.

     At the time an option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the optionee is required to make adequate provision for federal and state income and employment tax withholding obligations of the Company, if any, resulting from the exercise. Subject to certain limitations, an optionee may elect, subject to the terms of the 1992 Plan and the approval of the Administrator, to have shares of Common Stock issuable on exercise of the options withheld or to tender shares then owned by the optionee to provide for these taxes.

     Generally, options are exercisable not upon grant, but in cumulative increments over time, typically 25% per year over four years. Options may be exercised for thirty days after the optionee leaves the Company and, if the optionee's employment is terminated by reason of death or permanent disability, for one year after the optionee's death or disability, but in either case not beyond the original term of the option.

     In the event of a merger of the Company, sale of substantially all of its assets or similar transaction, the Administrator may, among other things, accelerate the expiration date and the exercisability of all options outstanding under the 1992 Plan.

     Under the 1992 Plan, the Administrator also may grant to participants a direct right to purchase shares by notifying the grantee of the terms, conditions and restrictions relating to the purchase right.

     The 1992 Plan expires in March, 2002, unless terminated earlier by the Board of Directors. The Board may at any time terminate or amend the 1992 Plan, provided that without approval of stockholders there will be no increase in the total number of shares covered by the 1992 Plan. In any case, no amendment may adversely affect any then-outstanding option or unexercised portion thereof without the optionee's consent unless such amendment is required to enable the option to qualify as an ISO.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     The following description of federal income tax consequences is based upon current statutes, regulations and interpretations thereof. Because the applicable rules are complex and because income tax consequences may vary depending upon the individual circumstances of each optionee, optionees should consult their personal tax advisors concerning federal, state, local and foreign income tax consequences associated with their participation in the 1992 Plan.

     ISOs granted under the 1992 Plan are intended to constitute "incentive stock options" within the meaning of the Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includible in the optionee's "alternative minimum tax income" ("AMTI"), used to calculate the "alternative minimum tax". The Option Spread is measured on the date of exercise and is generally includible in AMTI in the year of exercise.

     If an optionee holds the shares for at least two years from the date the ISO was granted, and for at least one year from the date the ISO was exercised, any long-term gain from a sale of the shares should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company should be entitled to a corresponding tax deduction. A gain in a Disqualifying Disposition, in excess of the amount required to be recognized as ordinary income, if any, would be a capital gain.

     If an optionee pays for option shares with shares of the Company acquired under an ISO or other qualified stock option ("statutory option stock") the tender of shares is a Disqualifying Disposition of the statutory option stock if the applicable holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under an ISO or other qualified stock option of the Company, then any appreciation in value of the surrendered shares is not taxed upon surrender.

     An optionee is not taxed upon the grant of an NSO. Generally, the optionee will recognize as ordinary income the Option Spread on the date of exercise. The Company is entitled to a deduction equal to the amount of ordinary income recognized by an optionee. Such income is subject to income tax withholding by the Company.

     If shares of Common Stock are delivered in payment of the exercise price of an NSO, the appreciation in value of the surrendered shares is not then taxed. The use of shares previously acquired by exercise of an ISO or other statutory stock option may be a Disqualifying Disposition of those shares, although the IRS has announced that it is studying this point. It is possible, although the Company believes it unlikely, that election by an optionee to have shares of Common Stock withheld in satisfaction of the optionee's withholding tax obligations upon exercise of an NSO or Disqualifying Disposition of ISO shares may result in dividend income to the optionee.

     The following table shows the number of options granted to the named individuals and groups under the 1992 Stock Plan during 1996.


                                PLAN BENEFITS
                               1992 STOCK PLAN

               NAME AND POSITION                   NUMBER OF OPTIONS(1)
               -----------------                   --------------------

John J. Meakem, Jr. ...........................            0
Chairman, President and Chief Executive Officer

Robert Albus ..................................            0
Senior Vice President, President of Premier

Sergio Nacht, Ph.D. ...........................       10,000
Senior Vice President

Michael O'Connell .............................       40,000
Executive Vice President, Chief Financial and
  Administrative Officer

Les Riley .....................................      125,000
Senior Vice President

Executive Officers as a Group .................      175,000
Non-Executive Director Group ..................       95,000
Non-Executive Officer Employee Group  .........      215,500

------------
(1)  All options granted at fair market value on the date of the grant.


PROPOSAL

     At the Annual Meeting, stockholders will be asked to approve an amendment to the Company's 1992 Stock Plan to limit the number of shares with respect to which options may be granted to no more than 250,000 shares to any one participant in any one-year period. Such approval will require the affirmative vote of a majority of shares present and voting at the Annual Meeting. Copies of the 1992 Plan are available by writing to the Company to the attention of Marea Fabrique, Investor Relations. The Board of Directors recommends a vote "FOR" the proposal.

          PROPOSAL THREE--APPROVAL OF 1997 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has approved, subject to stockholder approval, the 1997 Employee Stock Purchase Plan ("Purchase Plan"). The Purchase Plan permits the Company's employees to purchase the Company's Common Stock at a discounted price. This plan is designed to encourage and assist employees of the Company and participating subsidiaries to acquire an equity interest in the Company through the purchase of shares of Company Common Stock. Approximately 77 employees of the Company are eligible to participate in the Purchase Plan.

     The Board of Directors has adopted, subject to stockholder approval, the Purchase Plan covering 400,000 shares issuable under the plan. Management expects these shares to be sufficient for all stock purchases under the plan for approximately three years. As of April 23, 1997, no shares had been issued under the Purchase Plan.

DESCRIPTION OF THE 1997 PLAN


     All employees, including executive officers, customarily employed more than 20 hours per week and more than five months per year by the Company or a participating subsidiary are eligible to participate in the Purchase Plan as of the first semi-annual enrollment date following employment. However, employees who hold, directly or through options, five percent or more of the stock of the Company are not eligible to participate. Participants may elect to make contributions up to a maximum of 10% of base earnings. Assuming stockholder approval of the Purchase Plan, on October 31, 1997 and thereafter on the last trading date of April and October, the Company applies the funds then in each participant's account to the purchase of shares. The cost of each share purchased is 85% of the lower of the closing prices for Common Stock on: (i) the first trading day in the enrollment period in which the purchase is made; and (ii) the purchase date. The length of the enrollment period may not exceed a maximum of 24 months. Enrollment dates are the first business day of May and November provided that the first enrollment date was April 30, 1997. The Board may limit the maximum number of shares that may be purchased by a participant during any enrollment period, and no participant's right to acquire shares may accrue at a rate exceeding $25,000 of fair market value of Common Stock (determined as the lower of the fair market value on the first trading day in an enrollment period or the fair market value on the purchase date) in any calendar year.

     The Board of Directors may administer the Purchase Plan or the Board may delegate its authority to a committee of the Board . The Board of Directors may amend or terminate the Purchase Plan at any time and may provide for an adjustment in the purchase price and the number and kind of securities available under the plan in the event of a reorganization, recapitalization, stock split, or other similar event. However, amendments that would increase the number of shares reserved for purchase, or would otherwise require stockholder approval in order to comply with certain federal tax laws, require stockholder approval. Shares available under the plan may be either outstanding shares repurchased by the Company or newly issued shares.

FEDERAL INCOME TAX CONSEQUENCES

     In general, participants will not have taxable income or loss under the Purchase Plan until they sell or otherwise dispose of shares acquired under the plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased; and (ii) one year following purchase, a participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of either the enrollment period on purchase date, whichever is lower (but not in excess of the gain on the sale). Any additional gain from the sale will be long-term capital gain. The Company is not entitled to an income tax deduction if the holding periods are satisfied.

     If the shares are disposed of before the expiration of both of the foregoing holding periods (a "disqualifying disposition"), a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the participant will have a taxable capital gain (or loss) measured by the difference between the sale price and the participant's purchase price plus the amount of ordinary income recognized, which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

     The following table shows the "Dollar Value" and number of shares applicable to the named individuals and groups under the 1997 Employee Stock Purchase Plan during the year ended December 31, 1997, assuming contributions at the maximum 10% of base earnings and that shares of Common Stock had been purchased on the April and October 1997 purchase dates under the Purchase Plan at a purchase price of $6.64, an amount which represents 85% of the closing price on the first trading date of the first enrollment period which is assumed for purposes of this table to be in November 1996. The "Dollar Value" is the difference between the fair market value of the Common Stock on the assumed first enrollment date of November 1, 1996 and the participant's assumed purchase price of $6.64 per share. The Purchase Plan provides that no shares may be purchased until the plan has been approved by the stockholders of the Company, and that the first purchase will be the first purchase date after such approval is obtained. As a consequence, the information which follows is merely a presentation of the "Dollar Value" and the number of shares attributable to the named individuals and groups in 1997 based on the assumptions indicated above, and does not represent actual purchases.

                               PLAN BENEFITS 1997
                          EMPLOYEE STOCK PURCHASE PLAN

                                                 DOLLAR     NUMBER
               NAME AND POSITION                VALUE ($)  OF SHARES
---------------------------------------------- --------- -----------

John J. Meakem, Jr.(1) ........................      $    --      --
Chairman, President and Chief Executive
 Officer

Robert Albus ..................................        3,000    3,012
Senior Vice President and President of Premier

Sergio Nacht ..................................        2,550    2,560
Senior Vice President

Michael O'Connell .............................        2,939    2,951
Executive Vice President, Chief Financial and
 Administrative Officer

Les Riley .....................................        2,862    2,873
Senior Vice President

Executive Officers as a Group .................       11,351   11,396
Non-Executive Director Group (2) ..............          --       --
Non-Executive Officer Employee Group  .........       43,970   44,147

------------
(1) Mr. Meakem is ineligible to participate in this plan since he holds five percent or more of the stock of the Company directly and through stock options outstanding.

(2) Members of the Board of Directors are ineligible to participate in this plan, unless they are also an employee of the Company.

PROPOSAL


     At the Annual Meeting, the Company's stockholders will be asked to approve the 1997 Employee Stock Purchase Plan. Such approval will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting. Copies of the 1997 Employee Stock Purchase Plan are available by writing to the Company to the attention of Marea Fabrique, Investor Relations. The Board of Directors recommends a vote "FOR" the proposal.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997. KPMG Peat Marwick LLP has acted as the Company's auditors since the Company's inception in 1983. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so. The representative of KPMG Peat Marwick LLP also will be available to respond to questions raised during the meeting.

                              FINANCIAL STATEMENTS

     The Company's annual report to stockholders for the fiscal year ended December 31, 1996, containing audited consolidated balance sheets as of the end of each of the past two fiscal years and audited consolidated statements of operations, shareholders' equity and cash flows for each of the last three fiscal years, is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Under the applicable rules of the Securities and Exchange Commission, a stockholder who wishes to submit a proposal for inclusion in the proxy statement of the Board of Directors for the annual meeting of stockholders to be held in the spring of 1998 must submit such proposal in writing to the Secretary of the Company at the Company's principal executive offices no later than January 19, 1998.

                                  OTHER MATTERS


     The Board knows of no other matters which will be presented to the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited by this Proxy Statement will be voted in accordance with the judgment of the person or persons holding such proxy.

                              BY ORDER OF THE BOARD OF DIRECTORS,



                              Julian N. Stern, Secretary

Redwood City, California
May 19, 1997


 YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU
        PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN
           THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

                         ADVANCED POLYMER SYSTEMS, INC.
                                 1992 STOCK PLAN


         1. Purpose. The purpose of the Advanced Polymer Systems, Inc., 1992 Stock Plan (the "Plan") is to attract, retain and motivate directors, officers, key employees and consultants of Advanced Polymer Systems, Inc. (the "Company"), and its subsidiaries by giving them the opportunity to acquire stock ownership in the Company. Grants under this Plan may be either incentive stock options ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options ("NSOs"), and this Plan and any options granted hereunder shall be appropriately construed to conform to such requirements. This Plan also provides for the direct sale of shares to eligible participants.

         2. Effective Date and Term of Plan. This Plan was adopted by the Company's Board of Directors (the "Board") and became effective on March 24, 1992. This Plan shall terminate automatically 10 years after its effective date unless terminated earlier by the Board under Section 12. No options or purchase rights shall be granted after termination of this Plan but all options and purchase rights granted prior to termination shall remain in effect in accordance with their terms.

         3. Number and Source of Shares Subject to the Plan. Subject to the provisions of Section 10, the total number of shares of stock with respect to which options or purchase rights may be granted under this Plan is 3,250,000 shares of Common Stock, $.01 par value, of the Company (the "Stock"). The shares covered by any terminated or expired option or purchase right or the unexercised portion thereof shall become available again for grant under this Plan. The shares to be issued hereunder upon exercise of an option or purchase right may consist of authorized and unissued shares or treasury shares.

         4. Administration of the Plan. The Plan shall be administered by the Board, or upon delegation by the Board, by a committee consisting of not less than two directors (in either case, the "Administrator"). So long as not otherwise required for the Plan to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company or a subsidiary as it deems proper. The Administrator may also make rules and regulations which it deems useful to administer this Plan. Any decision or action of the Administrator in connection with this Plan or any options or purchase rights granted or shares purchased under this Plan shall be final and binding. No member of the Board shall be liable for any decision, action or omission respecting this Plan, or any options or purchase rights granted or shares issued under this Plan.

         5.  Persons  Eligible  to  Participate  in this  Plan.

             (a) ISOs may be granted under this Plan only to employees of the Company or any subsidiary of the Company, including employees who may also be officers or directors of the Company or any subsidiary. NSOs and purchase rights may be granted to employees, including employees who may also be officers or directors, directors, consultants and potential employees (in contemplation of employment) of the Company or any subsidiary. All grants shall be made by the Administrator. Determination by the Administrator as to eligibility shall be conclusive.

             (b) Notwithstanding any other provision of this Plan, Nonemployee Directors shall automatically receive grants under this Plan in accordance with this Section 5(b).

                    (i) Subject to the terms and conditions of this Plan, when any Nonemployee Director who has not previously been a member of the Board is first elected or appointed as a member of the Board, then on the effective date of such appointment or election the Company shall grant to such new Non-employee Director an NSO to purchase 25,000 shares at an exercise price equal to the fair market value of such shares on the date of such option grant.

                    (ii) Subject to the terms and conditions of this Plan, on the date of the first meeting of the Board immediately following the annual meeting of stockholders of the Company (even if held on the same day as the meeting of stockholders) which is held more than 12 months after a Non-employee Director is first elected or appointed to the Board, commencing with the annual meeting of stockholders held in May 1992 (or, if no annual meeting is held that month or, in the case of any year after 1992, if no annual meeting is held before the last business day of July of that year, then on the last business day of July 1992 or of such other July, as the case may be), the Company shall grant to each Nonemployee Director then in office an NSO to purchase 10,000 shares at an exercise price equal to the fair market value of such shares on the date of such option grant.

                    (iii) Subject to the other provisions of this Plan, each option granted pursuant to this Section 5(b) shall be for a term of 10 years. Each option granted under Section 5(b)(i) shall become exercisable with respect to one-fourth of the number of shares covered by such option on the first, second, third and fourth anniversary of the date such option was granted, so that such option shall be fully exercisable beginning on such fourth anniversary of the date such option was granted. Each option granted under Section 5(b)(ii) shall be fully exercisable beginning on the first anniversary of the date such option was granted.

         6. Grant of Options. The Administrator may, in its discretion, grant options under this Plan at any time and from time to time before the expiration of 10 years from the effective date of this Plan. The Administrator shall specify the date of grant or, if it fails to, the date of grant shall be the date of the action taken by the Administrator to grant the option (in either case, the "Grant Date"). If an ISO is approved in anticipation of employment of any employee, the Grant Date shall be the date the intended optionee is first treated as an employee of the Company or any subsidiary for payroll purposes. As soon as practicable after the Grant Date, the Company will provide the optionee a written stock option agreement in the form approved by the Administrator (the "Option Agreement"), which designates the option as an ISO or an NSO, and identifies the Grant Date, the number of shares of Stock covered by the option, the option price and the other terms and conditions of the option.

         7. Terms and Conditions of Options. Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

             (a) Exercise of Option. In order to exercise all or a portion of any option granted under this Plan, an optionee must remain as an employee (in the case of an ISO), or as an employee, officer, director or consultant (in the case of an NSO) of the Company or a subsidiary of the Company until the date on which the option or portion thereof, becomes exercisable (the "Vesting Date"). The option shall be partially exercisable on or after each Vesting Date with respect to the percentage of total shares covered by the option as set out in the Option Agreement.

             If an option (or portion thereof) is not exercised on the earliest Vesting Date on which it becomes exercisable, it may be exercised, in whole or in part, prior to its expiration date; provided, however, that no option granted under this Plan may be exercised more than 10 years from the Grant Date. If, at the time the Company grants an ISO, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the ISO shall not be exercisable more than five years after the Grant Date.

             Notwithstanding any other provisions of this Plan, to the extent required by Section 422 of the Code, the aggregate fair market value of Common Stock first becoming exercisable by an optionee in any calendar year under all ISOs granted to the optionee together with all other incentive stock options granted to such optionee covering stock of the Company (or any company which, at the time of grant, was a parent or subsidiary of the Company) shall not exceed $100,000 (or such other amount as may be in effect from time to time). If, by their terms such ISOs and other incentive stock options, when taken together, would first become exercisable at a rate which would exceed such limit then, unless otherwise provided in the Option Agreement, the portion thereof which exceeds such limit shall be NSOs. For this purpose, value shall be the fair market value of the Common Stock when the options were granted and options shall be taken into account in the order in which they were granted.

             (b) Option Price. The option price shall be at least 100% of the fair market value of the shares covered by the option on the Grant Date, as determined in good faith by the Administrator. If, at the time the Company grants an ISO, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the option price shall be at least 110% of the fair market value of the shares covered by the ISO on the Grant Date determined in the same manner.

             (c) Method of Exercise. To the extent the right to purchase shares has accrued, an option (or portion thereof) may be exercised from time to time in accordance with its terms by written notice from the optionee to the Company stating the number of shares with respect to which the option is being exercised and accompanied by payment in full of the exercise price of the shares. Payment may be made in cash, by check or, at the absolute discretion of the Administrator, by delivery of an interest-bearing, full recourse promissory note or shares of Common Stock of the Company, endorsed in favor of the Company or accompanied by an appropriate stock power, or by a combination of the above, or any other form of consideration approved by the Administrator (including payment in accordance with any cashless exercise program permitted by applicable law, including, without limitation Regulation T promulgated by the Federal Reserve Board, as amended from time to time). Any share delivered to the Company as payment upon exercise of an option shall be valued at the fair market value on the date of exercise of the option determined in good faith by the Administrator.

             (d) Nonassignability of Option Rights. Except as determined by the Administrator in its absolute discretion, no option shall be transferable other than by will or by the laws of descent and distribution and, during the lifetime of an optionee, only the optionee may exercise an option.

             (e) Exercise After Termination or Death. If, for any reason other than permanent and total disability or death, an optionee ceases to be employed by or to serve as a consultant to or a director of the Company or a subsidiary (if such relationship forms the sole basis for the option grant), options held at the date of such termination (to the extent then exercisable) may be exercised in whole or in part at any time within 30 days after the date of such termination (but in no event after the expiration date of the option as set forth in the Option Agreement). Notwithstanding, if an optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the
Code) or dies while employed by or serving as a
consultant to or director of the Company or a subsidiary (or, if the optionee dies within the period that the option remains exercisable after termination of employment, consultancy or directorship), options then held (to the extent then exercisable) may be exercised by the optionee, the optionee's personal representative, or by the person to whom the option is transferred by will or the laws of descent and distribution in whole or in part, at any time within one year after the disability or death or any lesser period specified in the Option Agreement (but in no event after the expiration date of the option as set forth in the Option Agreement).

             (f) Compliance with Securities Laws. The Company shall not be obligated to issue any shares upon exercise of an option unless the shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws. The Company shall have no obligation to register the shares under the federal securities laws or to take any other steps necessary to enable the shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an option, an optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the option shares or subsequent transfers of any interest in the shares to comply with applicable securities laws. Stock certificates evidencing shares acquired upon exercise of options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreement evidencing the option.

         8.  Purchase Rights.

             (a) Grant. The Administrator may, in its discretion, permit direct sales of Common Stock under this Plan at any time before expiration of 10 years from the effective date of this Plan. Shares may be issued at a price not less than the fair market value on the date of sale, payable at the option of the Administrator in cash or other lawful consideration. As soon as practicable after the grant of a purchase right, the Administrator shall advise the grantee in writing of the terms, conditions and restrictions relating to the grant, including the number of shares, the purchase price, the method of payment (which may include, in the absolute discretion of the Administrator, delivery of an interest-bearing, full recourse promissory note), the time within which the purchase right must be exercised, and the repurchase right, if any, available to the Company.

             (b) Purchase Agreement. Each sale of shares pursuant to a purchase right shall be evidenced by an agreement between the purchaser and the Company in such form and containing such terms, conditions and restrictions as are approved by the Administrator, which agreement need not be identical for different purchasers. Stock certificates evidencing shares acquired pursuant to a purchase right shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the agreement evidencing the purchase right.

         9. Payment of Taxes. Regardless of the form of payment, exercise of an option may be conditioned on payment in cash, or provision satisfactory to the Administrator for payment to the Company, of all local, state and federal withholding taxes which, in the Administrator's judgment, are payable in connection therewith.

         If and to the extent consented to by the Administrator, in its sole discretion, an optionee who has exercised an option may make an election to: (a) tender previously-owned shares of Stock; or (b) have shares of Stock to be obtained upon exercise of an option withheld by the Company on behalf of the optionee, to pay the amount of tax that the Administrator, in its discretion, determines is required to be withheld by the Company as a result of the exercise of such option.

         10. Adjustment for Changes in Capitalization. The existence of outstanding options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to Section 11, if the outstanding shares of the Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the
Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, the number and kind of securities with respect to which options may be granted under this Plan, the number and kind of securities as to which outstanding options may be exercised, and the option price at which outstanding options may be exercised, may be adjusted in the sole discretion of the Administrator and without regard to any resulting tax consequences to the optionee.

         11. Dissolution, Liquidation, Merger. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but in which more than 50% of the shares of its Common Stock outstanding before the merger are held, after the merger, by holders different from those immediately prior to the merger, or a sale of over 80% of the assets of the Company, the Administrator may, in its discretion, do one or more of the following with respect to each outstanding option upon not less than 10 days prior written notice to the optionee:

             (a) accelerate the vesting of such option (subject, in the case of ISOs, to the limitation set forth in Section 7(a) of this Plan);

             (b) cancel such option to the extent then exercisable upon payment in cash to the optionee of the amount by which any cash and the fair market value of any other property which the optionee would have received as consideration for the shares issuable on exercise of the option, if such option had been exercised before such liquidation, dissolution, merger, consolidation, reverse merger or sale, exceeds the exercise price thereof;

             (c) shorten  the period  during  which such option is  exercisable,
provided  such  option  shall  remain  exercisable,   to  the  extent  otherwise
exercisable,  for at least 10 days  after the date the  notice is given;  or

             (d) arrange for new option rights to be substituted for such option, or for the Company's obligations as to such option to be assumed by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation. The action described in this Section 11 may be taken without regard to any resulting tax consequences to the optionee and may differ with respect to different options.

         12. Rights as Shareholder; Employee. An optionee shall have no rights as a shareholder with respect to any shares covered by an option until the stock certificates representing the shares are actually delivered to the optionee. Subject to Sections 10 and 11, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered. The grant of any option shall not, by itself, confer on any person any right or inference of continued employment by, consultancy to or membership on the Board of Directors of the Company.

         13. Disqualifying Dispositions. If Stock acquired upon exercise of an Incentive Stock Option is disposed of in a disqualifying disposition within the meaning of Section 422 of the Code, the holder of the Stock immediately prior to the disposition shall notify the Company in writing of the date and the terms of such disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled.

         14. Termination or Amendment. The Board may amend, alter or discontinue the Plan or any option grant, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding option grant without the participant's consent. No amendment, alteration or discontinuance shall require stockholder approval, except: (a) an increase in the total number of shares reserved for issuance under the Plan; (b) with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422 of the Code; (c) to the extent required by other applicable laws, regulations or rules; or (d) to the extent the Board otherwise concludes that stockholder approval is advisable.

         15. Parent and Subsidiary. As used in this Plan, "parent" and "subsidiary" mean any corporation in an unbroken chain of corporations which includes the Company if, at the relevant time, each of the corporations other than the last corporation in the chain owns stock possessing more than 50% of the total combined voting power of all classes of stock of one of the other corporations in the chain.

         16. Rule 16b-3. Notwithstanding any provision of the Plan, it is intended that option grants shall always be granted and exercised in such a manner as to conform to the provisions of

Rule 16b-3. Notwithstanding the foregoing, it shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under
Section 16 of the Exchange Act.

         17. Governing Law. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the Internal Revenue Code of 1986, as amended, and the laws of the State of California.

         The Board originally adopted this Plan on March 24, 1992, and the Company's shareholders approved it on May 19, 1992.

         The Plan was amended to increase the number of shares available for grant from 2,500,000 to 3,250,000 on January 11, 1996, and the Company's shareholders approved of such amendment on June 5, 1996.

                         ADVANCED POLYMER SYSTEMS, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN


         1. PURPOSE. This Advanced Polymer Systems, Inc. 1997 Employee Stock Purchase Plan is designed to encourage and assist employees of Advanced Polymer Systems, Inc. and participating subsidiaries to acquire an equity interest in the Company through the purchase of shares of Company common stock.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  (a) "Administrator" shall mean the entity, either the Board or the committee of the Board, responsible for administering this Plan, as provided in Section 3.

                  (b) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  (d) "Company" shall mean Advanced Polymer Systems, Inc., a Delaware corporation, and Participating Subsidiaries.

                  (e) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

                  (f) "Employee" shall mean any individual who is an employee of the Company or a Participating Subsidiary within the meaning of Section 3401(c) of the Code and the Treasury Regulations thereunder.

                  (g)  "Enrollment  Date"  shall have the  meaning  set forth in
Section 6.

                  (h) "Fair market value" means as of any given date: (i) the closing price of the Common Stock on the Nasdaq National Market as reported in the Wall Street Journal; or (ii) if the Common Stock is no longer quoted on the Nasdaq National Market, but is listed on an established stock exchange or quoted on any other established interdealer quotation system, the closing price for the Common Stock on such exchange or system, as reported in the Wall Street Journal; or (iii) in the absence of an established market for the Common Stock, the fair market value of the Common Stock as determined by the Administrator in good faith.

                  (i) "Lower Price Enrollment Date" shall have the meaning set forth in Section 6.

                  (j)  "Option  Period"  shall  have the  meaning  set  forth in
Section 7(b).

                  (k) "Participating Subsidiary" shall mean a Subsidiary which has been designated by the Administrator as covered by the Plan.

                  (l) "Plan" shall mean this Advanced Polymer Systems, Inc. 1997 Employee Stock Purchase Plan, as it may be amended from time to time.

                  (m)  "Purchase  Date"  shall  have the  meaning  set  forth in
Section 9(a).

                  (n) "Section" unless the context clearly indicates otherwise, shall refer to a Section of this Plan.

                  (o) "Subsidiary" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, within the meaning of Section 424(f) of the Code, but only for so long as it is a "subsidiary corporation."

                  (p) "Trading Day" means any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded.

         3. ADMINISTRATION.

                  (a) Administrator. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee of the Board (in either case, the "Administrator"). In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is not otherwise prohibited by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or other applicable law. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section 3(a) and revest in the Board the administration of the Plan.

                  (b) Administrator Determinations Binding. The Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and the options granted under it as it shall deem advisable from time to time, may interpret the terms and provisions of the Plan and the Options granted under it, may correct any defect, omission or inconsistency in the Plan or in any Option; and may otherwise supervise the administration of the Plan and the Options granted under it. The Administrator may establish, under guidelines from the Board, limits on the number of shares which may be purchased by each participant on an annual or other periodic basis or on the number of shares which may be purchased on any Purchase Date. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and all participants in the Plan. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan.

         4. NUMBER OF SHARES.

                  (a) The Company has reserved for sale under the Plan 400,000 shares of Common Stock. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan, regardless of source, shall be counted against the 400,000 share limitation. If at any Purchase Date, the shares available under the Plan are less than the number all participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the deficit. If, at any Purchase Date, the shares which may be purchased by a participant are restricted on account of a limit on the aggregate shares which may be purchased per employee, purchases under each option shall be reduced proportionately. Any funds that cannot be applied to the purchase of shares due to such reductions shall be refunded to participants as soon as administratively feasible.

                  (b) In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind, and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

         5. ELIGIBILITY REQUIREMENTS.

                  (a) Each Employee of the Company, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 6 on the first Enrollment Date on or following commencement of his or her employment by the Company or following such period of employment as is designated by the Administrator from time to time. Participation in the Plan is entirely voluntary.

                  (b) The following Employees are not eligible to participate in the Plan:

                           (i) Employees who would,  immediately upon enrollment
in the Plan, own directly or indirectly, or hold options or rights to acquire stock possessing, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company; and

                           (ii)  Employees who are  customarily  employed by the
Company fewer than twenty (20) hours per week or fewer than five (5) months in any calendar year.

         6. ENROLLMENT. Any eligible employee may enroll or re-enroll in the Plan each year as of the close of the first trading day of: (a) May and November of each such year; or (b) such other days as may be established by the Board from time to time (the "Enrollment Dates"); provided, that the first Enrollment Date shall be April 30, 1997. In order to enroll, an eligible employee must complete, sign, and submit to the Company an enrollment form. Any enrollment form received by the Company by the 20th day of the month preceding an Enrollment Date (or by the Enrollment Date in the case of employees hired after such 20th day or in the case of the first Enrollment Date), or such other date established by the Administrator from time to time, will be effective on that
Enrollment Date. In addition, the Administrator may re-enroll existing participants in the Plan on any Enrollment Date (the "Lower Price Enrollment Date") on which the fair market value of the Common Stock is lower than the fair market value on such participant's existing Enrollment Date. A participant may elect not to re-enroll on a Lower Price Enrollment Date by filing a written statement with the Company declaring such election prior to the Lower Price Enrollment Date.

         7. GRANT OF OPTION ENROLLMENT.

                  (a) Enrollment or re-enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of an option to purchase shares of Common Stock from the Company under the Plan. Any participant whose option expires and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires.

                  (b) Except as provided in Section 10, each option granted under the Plan shall have the following terms:

                           (i) the  option  will  have a term of not  more  than
twenty-four (24) months or such shorter option period as may be established by the Board from time to time (the "Option Period"). Notwithstanding the foregoing, however, whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of: (A) the completion of the purchase of shares on the last Purchase Date occurring within twenty-four (24) months after the Enrollment Date for such option, or such shorter option period as may be established by the Board before an Enrollment Date for all options to be granted on such date; or (B) the date on which the employee's participation in the Plan terminates for any reason;

                           (ii)  payment for shares  purchased  under the option
will be made only through payroll withholding in accordance with Section 8;

                           (iii)  purchase of shares upon exercise of the option
will be effected  only on the Purchase  Dates  established  in  accordance  with
Section 9;

                           (iv) the option,  if not altered,  amended or revoked
by the Company prior to the relevant Purchase Date, may be accepted only by (x) there having been withheld from the compensation of the employee in accordance with the terms of the Plan amounts sufficient to purchase the Common Stock intended to be purchased under the option, and (y) the employee being employed by the Company and not having withdrawn from the Plan on the relevant Purchase Date.

                           (v) the  price per share  under  the  option  will be
determined as provided in Section 9;

                           (vi) the  maximum  number  of  shares  available  for
purchase under an option for each one percent (1%) of compensation designated by an employee in accordance with Section 8 will, unless otherwise established by the Board before an Enrollment Date for all options to be granted on such date, be determined by dividing $25,000 by the fair market value of a share of Common Stock on the Enrollment Date, dividing the result by the maximum number of percentage points that an employee may designate under Section 8 at the time such option is granted, and multiplying the result by the number of calendar years included in whole or in part in the period from grant to expiration of the option;

                           (vii)  the  option  (taken  together  with all  other
options then outstanding under this and all other similar stock purchase plans of the Company and any subsidiary of the Company, collectively "Options") will in no event give the participant the right to purchase shares at a rate per calendar year which accrues in excess of $25,000 of fair market value of such shares, less the fair market value of any shares accrued and already purchased during such year under Options which have expired or terminated, determined at the applicable Enrollment Dates; and

                           (viii) the option will in all  respects be subject to
the terms and conditions of the Plan, as interpreted by the Administrator from time to time.

         8. PAYROLL AND TAX WITHHOLDING; USE BY COMPANY.

                  (a) Each participant shall elect to have amounts withheld from his or her compensation paid by the Company during the Option Period, at a rate equal to any whole percentage up to a maximum of ten percent (10%), or such lesser percentage as the Board may establish from time to time before an Enrollment Date. Compensation includes regular salary payments, annual and quarterly bonuses, hire-on bonuses, cash recognition awards, commissions, overtime pay, shift premiums, and elective contributions by the participant to qualified employee benefit plans, but excludes all other payments including, without limitation, long-term disability or workers compensation payments, car allowances, employee referral bonuses, relocation payments, expense reimbursements (including but not limited to travel, entertainment, and moving expenses), salary gross-up payments, and non-cash recognition awards. The participant shall designate a rate of withholding in his or her enrollment form and may elect to increase or decrease the rate of contribution effective as of any Enrollment Date, by delivery to the Company, not later than ten (10) days before such Enrollment Date, of a written notice indicating the revised withholding rate.

                  (b) Payroll withholdings shall be credited to an account maintained for purposes of the Plan on behalf of each participant, as soon as administratively feasible after the withholding occurs. The Company shall be entitled to use the withholdings for any corporate purpose, shall have no obligation to pay interest on withholdings to any participant, and shall not be obligated to segregate withholdings.

                  (c) Upon  disposition  of shares  acquired  by  exercise of an option, the participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other tax (and similar) withholdings that the Company determines, in its discretion, are required due to the disposition, including any such withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A participant shall make such similar provisions for payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

         9. PURCHASE OF SHARES.

                  (a) On the last Trading Day immediately preceding an Enrollment Date (other than the first Enrollment Date), or on such other days as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date (each a "Purchase Date"), the Company shall apply the funds then credited to each participant's payroll withholdings account to the purchase of whole shares of Common Stock. The cost to the participant for the shares purchased under any option shall be not less than eighty-five percent (85%) of the lower of:

                           (i) the fair market  value of the Common Stock on the
Enrollment Date for such option; or

                           (ii) the fair market value of the Common Stock on the
date such option is exercised.

                  (b) Any funds in an amount less than the cost of one share of Common Stock left in a participant's payroll withholdings account on a Purchase Date shall be carried forward in such account for application on the next Purchase Date.

                  (c) Notwithstanding the terms of Section 9(a), no funds credited to any employee's payroll withholdings account shall be used to purchase Common Stock on any date prior to the date that the Plan has been approved by the stockholders of the Company, as noted in Section
21. If such approval is not forthcoming within one year from the date that the Plan was approved by the Board of Directors, all amounts withheld shall be distributed to the participants as soon as administratively feasible.

         10. WITHDRAWAL FROM THE PLAN. A participant may withdraw from the Plan in full (but not in part) at any time, effective after written notice thereof is received by the Company. Unless the Administrator elects to permit a withdrawing participant to invest funds credited to his or her withholding account on the Purchase Date immediately following notice of withdrawal, all funds credited to a participant's payroll withholdings account shall be distributed to him or her without interest within sixty (60) days after notice of withdrawal is received by the Company. Any eligible employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 6.

         11. TERMINATION OF EMPLOYMENT. Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary or legal representative, all amounts credited to the participant's payroll withholdings account; provided, however, that if a participant ceases to be employed by the Company because of the commencement of employment with a Subsidiary of the Company that is not a Participating Subsidiary, funds then credited to such participant's payroll withholdings account shall be applied to the purchase of whole shares of Common Stock at the next Purchase Date and any funds remaining after such purchase shall be paid to the participant.

         12. DESIGNATION OF BENEFICIARY.

                  (a) Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt in written form by the Company and shall control over any disposition by will or otherwise.

                  (b) As soon as administratively feasible after the death of a participant, amounts credited to his or her account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator, or other legal representative of the participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary written instructions.

         13. ASSIGNMENT.

                  (a) The rights of a participant under the Plan shall not be assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

                  (b) A participant's right to purchase shares under the Plan shall be exercisable only during the participant's lifetime and only by him or her, except that a participant may direct the Company in the enrollment form to issue share certificates to the participant and his or her spouse in community property, to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator.

         14. ADMINISTRATIVE ASSISTANCE. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section 13(b).

         15. COSTS. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

         16. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code and the related Treasury Regulations. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of
Section 423. This Section 16 shall take precedence over all other provisions of the Plan.

         17. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

         18. MODIFICATION AND TERMINATION.

                  (a) The Board may amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment shall require stockholder approval, except:

                           (i) for an increase in the number of shares  reserved
for purchase under the Plan;

                           (ii) to the  extent  required  for the Plan to comply
with Section 423 of the Code;

                           (iii) to the  extent  required  by  other  applicable
laws, regulations or rules; or

                           (iv) to the extent the Board otherwise concludes that
stockholder approval is advisable.

                  (b) In the event the Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as administratively feasible.

                  (c) In the event of the sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, or the dissolution or liquidation of the Company, each option outstanding under the Plan shall be assumed by any purchaser of all or substantially all of the assets of the Company or by a successor by merger to the Company (or the parent company of such purchaser or successor) in compliance with Section 424 of the Code, unless otherwise provided by the Board in its sole discretion, in which event, a Purchase Date shall occur immediately before the effective date of such event.

         19. RIGHTS AS AN EMPLOYEE. Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the Company's right to terminate the employment of any person at any time with or without cause.

         20. RIGHTS AS A SHAREHOLDER; DELIVERY OF CERTIFICATES. Unless otherwise determined by the Board, certificates evidencing shares purchased on any Purchase Date shall be delivered to a participant only if he or she makes a written request to the Administrator. Participants shall be treated as the owners of their shares effective as of the Purchase Date.

         21. BOARD AND SHAREHOLDER APPROVAL. The Plan was approved by the Board of Directors on March 5, 1997, and by the holders of a majority of the votes cast at a duly held shareholders' meeting on _______________, 1997, at which a quorum of the voting power of the Company was represented in person or by proxy.

                         ADVANCED POLYMER SYSTEMS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 1997

         The undersigned hereby appoints John J. Meakem, Jr., and Julian N. Stern, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of Advanced Polymer Systems, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California at 10:00 a.m. local time on June 18, 1997, and at any adjournments or postponements of such meeting, as follows:

         The Board of Directors recommends that you vote FOR the following proposals. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.

    [X]  Please mark
         votes as in
         this example.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect as directors, to hold office until 1998 and until their successors are elected, the eight nominees listed below:

Nominees: Carl Ehmann, Jorge Heller, John J. Meakem, Jr., Peter Riepenhausen, Toby Rosenblatt, Gregory H. Turnbull, Charles Anthony Wainwright and Dennis Winger

                     [ ]    FOR                        [ ]   WITHHELD
                            ALL                              FROM ALL
                         NOMINEES                            NOMINEES



[ ] ________________________________________
    For all nominees except as noted above

2. To approve an amendment to the Company's 1992 Stock Plan to limit the number of shares with respect to which options may be granted to no more than 250,000 shares to any one participant in any one-year period.

                      FOR           AGAINST        ABSTAIN
                      [ ]             [ ]            [ ]

3. To approve the Company's 1997 Employee Stock Purchase Plan covering 400,000 shares issuable under the plan.

                      FOR           AGAINST        ABSTAIN
                      [ ]             [ ]            [ ]



4. In their discretion the proxyholders are authorized to transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

     MARK HERE
    FOR ADDRESS    [ ]
    CHANGE AND
    NOTE AT LEFT

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature: ___________  Date:_________    Signature: ___________  Date:_________